Exhibit 10.2

TIVIC HEALTH SYSTEMS INC.

FIRST AMENDMENT
TO
SERIES SEED-1, SEED-2, SEED-3 AND SEED-4

PREFERRED STOCK INVESTMENT AGREEMENT

This First Amendment to Series Seed-1, Seed-2, Seed-3 and Seed-4 Preferred Stock Investment Agreement (this “Amendment”) is entered into as of July 18, 2019 (the “Effective Date”), by and among Tivic Health Systems Inc., a California corporation (the “Company”), and the undersigned Purchasers. Defined terms used herein but not otherwise herein defined shall have the meanings ascribed to them in that certain Series Seed-1, Seed-2, Seed-3 and Seed-4 Preferred Stock Investment Agreement, dated as of July 16, 2019, by and among the Company and the Purchasers listed on Exhibit A thereto (the “Series Seed Preferred Stock Investment Agreement”).

RECITALS

A.                The Company and the undersigned Purchasers wish to amend the Series Seed Preferred Stock Investment Agreement in order to modify certain requirements regarding information rights thereunder.

B.                 Pursuant to Section 7.8 thereof, the Series Seed Preferred Stock Investment Agreement may be amended by agreement of the Company and the Purchasers holding a majority of the then-outstanding Shares (or Common Stock issued on conversion thereof) (collectively, the “Requisite Parties”).

C.                 The undersigned, constituting the Requisite Parties, desire to effect an amendment of the Series Seed Preferred Stock Investment Agreement as herein set forth.

NOW, THEREFORE, in consideration of the mutual promises and subject to the terms and conditions herein set forth, the parties agree as follows:

AGREEMENT

1.                  Amendment of Series Seed Preferred Stock Investment Agreement. Section 4.1.1 of the Series Seed Preferred Stock Investment Agreement is hereby amended and restated in its entirety to read as follows:

“4.1.1 Basic Financial Information. The Company will furnish to each Purchaser when available (1) annual unaudited financial statements for each fiscal year of the Company (starting with the fiscal year ending December 31, 2019), including an unaudited balance sheet as of the end of such fiscal year, an unaudited statement of operations and an unaudited statement of cash flows of the Company for such year, all prepared in accordance with generally accepted accounting principles and practices; and (2) quarterly unaudited financial statements for each fiscal quarter of the Company (except the last quarter of the Company’s fiscal year), including an unaudited balance sheet as of the end of such fiscal year, an unaudited statement of operations and an unaudited statement of cash flows of the Company for such quarter, all prepared in accordance with generally accepted accounting principles and practices, subject to changes resulting from normal year-end audit adjustments. If the Company has audited records of any of the foregoing, it shall provide those in lieu of the unaudited versions.”

2.                  Amendment Effect. Except as expressly amended and modified herein, all terms and conditions set forth in the Series Seed Preferred Stock Investment Agreement shall remain in full force and effect.

3.                  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflicts of laws or choice of laws. Each party agrees that service of process on them in any such action, suit or proceeding may be effected by the means by which notices are to be given to it under this Agreement.

4.                  Headings. The headings and captions used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment. All references in this Amendment to Sections shall, unless otherwise provided, refer to Sections hereof.

5.                  Amendments. No amendment or modification of this Amendment shall be deemed effective unless made in writing and signed by the parties who are required to amend the Series Seed Preferred Stock Investment Agreement pursuant to Section 7.8 of the Series Seed Preferred Stock Investment Agreement.

6.                  Entire Agreement. The Series Seed Preferred Stock Investment Agreement, as supplemented and modified by this Amendment, contains the entire agreement among the parties with respect to the subject matter thereof and amends, restates and supersedes all prior and contemporaneous arrangements or understandings with respect thereto.

7.                  Reference to the Agreement. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Series Seed Preferred Stock Investment Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, shall mean and be a reference to the Series Seed Preferred Stock Investment Agreement, as amended hereby. Except as specifically amended above, the Series Seed Preferred Stock Investment Agreement shall remain in full force and effect and it is hereby ratified and confirmed.

8.                  Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the Effective Date.

COMPANY:

TIVIC HEALTH SYSTEMS INC.

By:	/s/ Jennifer Ernst
Name: Jennifer Ernst
Title: Chief Executive Officer

PURCHASERS:

If Purchaser is a Corporation, Partnership or Other Entity:	If Purchaser is an Individual:
Name of Entity	Print Name of Individual
Signature of Authorized Person	Signature of Individual
Print Name of Authorized Person	Print Name of Individual (If more than one signatory)
Title	Signature of Individual (If more than one signatory)

Signature Page to First Amendment to Series Seed Preferred Stock Investment Agreement